EXHIBIT 99.1

PGTI Reports Fourth Quarter and Record Fiscal Year 2023 Results

VENICE, Fla., February 20, 2024 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products, garage doors, and products designed to unify indoor/outdoor living spaces, today announced financial results for its fourth quarter ended December 30, 2023.

Financial Highlights for Fourth Quarter 2023

(All results reflect comparison to prior-year period; Cash on hand is compared to prior-year end)

•
Net sales totaled $343 million, an increase of less than 1 percent.
•
Net income was $5 million, a decrease of 38 percent.
•
Adjusted net income* was $14 million, a decrease of 17 percent.
•
Adjusted EBITDA* was $46 million, a decrease of 5 percent.
•
Net income per common share attributable to common shareholders, diluted, was $0.08, a decrease of 56 percent.
•
Adjusted net income per diluted share* was $0.25, a decrease of 11 percent.
•
Total liquidity* at the end of the fourth quarter was $229 million, including cash of $33 million and revolver availability of $196 million.

Financial Highlights for Fiscal Year 2023

•
Net sales totaled $1.50 billion, an increase of 1 percent.
•
Net income was $110 million, a decrease of 12 percent.
•
Adjusted net income* was $120 million, an increase of 4 percent.
•
Adjusted EBITDA* was $268 million, an increase of 6 percent.
•
Net income per common share attributable to common shareholders, diluted, was $1.83, an increase of 12 percent.
•
Adjusted net income per diluted share* was $2.05, an increase of 7 percent.
•
Cash flow from operations was $197 million, an increase of $1 million.

* Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA, and Liquidity are non-GAAP measures. Please see “Use of Non-GAAP Financial Measures” below for more information.

"For the full year 2023, PGT Innovations delivered record financial results, driven by operational execution, balanced price/cost relationships, and strong cost discipline amid a continued dynamic macroeconomic environment,” said Jeff Jackson, President and Chief Executive Officer. “The performance is a testament to the power of our product lines, our geographic footprint, and the best team in the industry. We believe these foundations provide a strong basis for future profitable growth,” added Jackson.

"In the fourth quarter, we delivered net sales of $343 million, a slight increase from the prior year quarter. Our sales growth was driven by our Southeast region growing at six percent, partially offset by a 13 percent decline in our Western region. The sales growth was due primarily to prior price actions, as fourth-quarter unit volumes were flat with the prior year quarter. We are seeing positive signs of recovery in Western region demand trends, as well as continued demand growth in our Southeast region,” concluded Jackson.

"The Company delivered increasing profitability in the fourth quarter, with gross margins of 36.7 percent, up 120 basis points over the prior year quarter," said Craig Henderson, Senior Vice President and Chief Financial Officer. “Our selling, general and administrative expenses increased over the prior year quarter, as we invested in marketing, sales and other spending to support our 2024 growth initiatives, as well as timing impact of incentive compensation.”

“In the fourth quarter of 2023, we generated $57 million of operating cash flow, which enabled a reduction in our revolver borrowings of $20 million. Additionally, we returned $7 million of capital to our shareholders through share repurchases, for year-to-date repurchases of $82 million,” added Henderson.

"Due to the transaction with MITER Brands announced on January 17, 2024, we will not be holding a conference call or providing 2024 guidance. Refer to our proxy statement for additional information," concluded Henderson.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows, doors, and garage doors. Its highly engineered and technically advanced products can withstand some of the toughest weather conditions on Earth and are revolutionizing the way people live by unifying indoor and outdoor living spaces.

PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves, and a drive to develop category-defining products. Through its brands, PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors and holds the leadership position in its primary market.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows and Doors, WinDoor®, Western Window Systems, Anlin Windows & Doors, Eze-Breeze®, Eco Window Systems®, NewSouth Window Solutions® and Martin Door®. The company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. Their high-quality products are available in custom and standard sizes with massive dimensions that allow for unlimited design possibilities in residential, multi-family, and commercial projects. For additional information, visit https://pgtinnovations.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "assume," "believe," "could," "estimate," "expect," "guidance," "intend," "many," "positioned," "potential," "project," "think," "should," "target," "will," "would" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future profitable growth and demand trends.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
adverse effects on our business and financial condition that may result if we fail to complete the merger;
•
unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;
•
changes in raw material prices, especially for aluminum, glass, vinyl, and steel, including, price increases due to the implementation of tariffs and other trade-related restrictions, Pandemic-related supply chain interruptions, or interruptions from the conflict in Ukraine;
•
our dependence on a limited number of suppliers for certain of our key materials;
•
our dependence on our impact-resistant product lines, which increased with the acquisition of Eco Enterprises, LLC ("Eco"), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;
•
the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisitions, including our acquisitions of Martin Door Holdings, Inc. ("Martin") and Anlin Windows & Doors ("Anlin");
•
our level of indebtedness, which increased in connection with our recent acquisitions, including our acquisitions of Martin and Anlin;
•
increases in credit losses from obligations owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such obligations from such customers;
•
the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of Martin and Anlin may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•
increases in transportation costs, including increases in fuel prices;
•
our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our acquisition of Eco;
•
sales fluctuations to and changes in our relationships with key customers;
•
federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
•
risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;
•
product liability and warranty claims brought against us;
•
in addition to our acquisitions of Martin and Anlin, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected when we acquired it; and
•
the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

This press release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that presentation of non-GAAP measures such as Adjusted net income, Adjusted net income per share, and Adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. However, these measures do not provide a complete picture of our operations. Management also believes these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this press release are provided to give investors access to types of measures that we use in analyzing our results, and for internal planning and forecasting purposes.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation.

Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that Adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.

Liquidity consists of net revolver capacity plus cash and cash equivalents. Net revolver capacity is calculated as total revolver capacity, less revolver borrowings and off-balance-sheet outstanding letter-of-credit commitments.

Our calculations of Adjusted net income and Adjusted net income per share, Adjusted EBITDA and Liquidity are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile Adjusted net income, Adjusted net income per share, Adjusted EBITDA and Liquidity to GAAP net income are included in the financial schedules accompanying this release.

We are not able to provide a reconciliation of projected Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:

Craig Henderson, 941-480-1600

Senior Vice President and CFO

CHenderson@PGTInnovations.com

Media Relations:

Stephanie Cz, 941-480-1600

Corporate Communications Manager

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended		Year Ended
	Dec. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2023	2022	2023	2022

Net sales	$342,547	$340,934	$1,504,241	$1,491,954
Cost of sales	216,860	219,790	913,600	921,285
Gross profit	125,687	121,144	590,641	570,669
Selling, general and administrative expenses	106,403	95,100	404,193	402,886
Impairment of trade name	5,500	7,423	5,500	7,423
Restructuring costs and charges, net	—	—	1,722	—
Income from operations	13,784	18,621	179,226	160,360
Interest expense, net	7,435	7,755	31,077	28,879
Debt extinguishment costs	—	410	—	410
Income before income taxes	6,349	10,456	148,149	131,071
Income tax expense	1,598	2,756	38,010	32,666
Net income	4,751	7,700	110,139	98,405
Less: Net income attributable to redeemable non-controlling interest	—	(189)	(1,101)	(1,523)
Net income attributable to the Company	$4,751	$7,511	$109,038	$96,882

Calculation of net income per common share attributable to PGT Innovations, Inc. common shareholders:
Net income attributable to the Company	$4,751	$7,511	$109,038	$96,882
Change in redemption value of redeemable non-controlling interest	—	3,514	(1,637)	2,000
Net income attributable to PGT Innovations, Inc. common shareholders	$4,751	$11,025	$107,401	$98,882

Net income per common share attributable to PGT Innovations, Inc. common shareholders:
Basic	$0.08	$0.18	$1.84	$1.65
Diluted	$0.08	$0.18	$1.83	$1.64

Weighted average number of common shares outstanding:
Basic	57,062	59,980	58,363	59,926
Diluted	57,507	60,441	58,700	60,319

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	December 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$32,708	$66,548
Accounts receivable, net	117,617	160,107
Inventories	111,781	112,672
Contract assets, net	37,733	47,919
Prepaid expenses and other current assets	28,446	28,295
Total current assets	328,285	415,541
Property, plant and equipment, net	238,126	208,354
Operating lease right-of-use asset, net	124,012	104,121
Intangible assets, net	415,245	447,052
Goodwill	462,630	460,415
Other assets, net	9,581	4,766
Total assets	$1,577,879	$1,640,249

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST,
AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$113,820	$168,961
Current portion of operating lease liability	20,368	16,393
Total current liabilities	134,188	185,354
Long-term debt	612,102	642,134
Operating lease liability, less current portion	114,030	95,159
Deferred income taxes, net	52,685	47,407
Other liabilities	5,007	7,459
Total liabilities	918,012	977,513
Commitments and contingencies
Redeemable non-controlling interest	—	34,721
Total shareholders' equity	659,867	628,015
Total liabilities, redeemable non-controlling interest and shareholders' equity	$1,577,879	$1,640,249

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited - in thousands)

	Year Ended
	December 30,	December 31,
	2023	2022
	(unaudited)
Cash flows from operating activities:
Net income	$110,139	$98,405
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	35,991	34,048
Amortization	26,307	26,150
Impairment of trade name	5,500	7,423
Other asset impairments	—	2,131
Non-cash portion of restructuring costs and charges	1,679	—
Provision for allowance for credit losses	3,132	10,979
Stock-based compensation	12,240	9,670
Amortization of deferred financing costs, debt discount and premium	1,320	1,242
Debt extinguishment costs	—	410
Deferred income taxes	6,752	(11,340)
Loss (gain) on sales of assets	406	(240)
Change in operating assets and liabilities (net of effects of acquisitions):
Accounts receivable	37,452	(20,622)
Inventories	527	(12,017)
Contract assets, net, prepaid expenses, other current and other assets	26,158	12,826
Accounts payable, accrued and other liabilities	(70,717)	37,309
Net cash provided by operating activities	196,886	196,374

Cash flows from investing activities:
Purchases of property, plant and equipment	(69,509)	(45,377)
Investment in and acquisition of business	(744)	(188,580)
Proceeds from sales of assets	1,167	37
Net cash used in investing activities	(69,086)	(233,920)

Cash flows from financing activities:
Payment of fair value of contingent consideration in Anlin Acquisition	(4,348)	(2,362)
Redemption of redeemable non-controlling interest	(37,459)	—
Proceeds from amounts drawn under revolving credit facility	50,000	160,000
Payments of borrowing under revolving credit facility	(81,352)	(83,648)
Payments of term loan debt	—	(60,000)
Payments of financing costs	—	(1,526)
Purchases of treasury stock under repurchase program	(82,349)	(1,565)
Income taxes paid from stock withheld relating to vesting of equity awards	(7,240)	(1,888)
Distribution to redeemable non-controlling interest	—	(1,665)
Proceeds from issuance of common stock under ESPP	1,108	602
Net cash (used in) provided by financing activities	(161,640)	7,948
Net decrease in cash and cash equivalents	(33,840)	(29,598)
Cash and cash equivalents at beginning of period	66,548	96,146
Cash and cash equivalents at end of period	$32,708	$66,548

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR
MOST DIRECTLY COMPARABLE GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts and percentages)

	Three Months Ended		Year Ended
	Dec. 30,	Dec. 31,	Dec. 30,	Dec. 31,
	2023	2022	2023	2022
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share - diluted:
Net income	$4,751	$7,700	$110,139	$98,405
Reconciling items:
Insurance recovery of business wind-down costs (1)	-	-	(2,897)	-
Restructuring costs and charges, net (2)	-	-	1,722	-
Acquisition- and merger-related costs (3)	5,687	3,523	6,738	4,773
Executive severance costs (4)	-	-	942	-
Cyberattack recovery costs (5)	-	415	206	415
Trade name impairment charges (6)	5,500	7,423	5,500	7,423
Triple Diamond Glass start-up costs (7)	1,386	-	1,386	-
Other corporate costs (8)	321	-	321	-
Asset impairment charges (9)	-	-	-	2,131
Adjustments to contingent consideration (10)	-	381	-	5,432
Hurricane Ian-related costs (11)	-	20	-	1,868
Tax gross-up payment (12)	-	(59)	-	368
CGI Commercial relocation costs (13)	-	-	-	277
Debt extinguishment costs (14)	-	410	-	410
Product line rationalization and transition costs (15)	-	682	-	682
Tax effect of reconciling items	(3,399)	(3,339)	(3,669)	(6,194)
Adjusted net income	$14,246	$17,156	$120,388	$115,990
Weighted-average diluted shares	57,507	60,441	58,700	60,319
Adjusted net income per share - diluted	$0.25	$0.28	$2.05	$1.92

Reconciliation to Adjusted EBITDA:
Depreciation and amortization expense	$15,889	$15,114	$62,298	$60,198
Interest expense, net	7,435	7,755	31,077	28,879
Income tax expense	1,598	2,756	38,010	32,666
Reversal of tax effect of reconciling items for adjusted net income above	3,399	3,339	3,669	6,194
Stock-based compensation expense	3,186	2,032	12,240	9,670
Adjusted EBITDA	$45,753	$48,152	$267,682	$253,597
Adjusted EBITDA as percentage of net sales	13.4%	14.1%	17.8%	17.0%

(1) Represents an insurance recovery gain relating to the wind-down of the commercial portion of our New South acquisition. Proceeds from the insurance recovery totaled $5.0 million. We previously recorded an other receivable of $2.1 million, representing the low end of our range of estimated recovery amounts, resulting in a gain of $2.9 million, classified within selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 30, 2023.

(2) Represents net costs and charges relating to our management-approved plan to exit the North Carolina market relating to our NewSouth brand. As a result, we determined to close our NewSouth showrooms in Raleigh-Durham and Charlotte, North Carolina, which resulted in net restructuring costs and charges, net, totaling $1.7 million, including $2.5 million in the second quarter of 2023, partially offset by a gain of $0.8 million in the third quarter of 2023 relating to the forgiveness of a portion of the operating lease liability by the landlord of the Charlotte, NC location, which we satisfied in the third quarter of 2023. Of the $2.5 million in restructuring costs and charges in the second quarter of 2023, $2.0 million represents the total impairments of the right-of-use assets of the leases of the Raleigh-Durham and Charlotte, North Carolina showroom facilities, and $0.4 relates to write-offs of the related leasehold improvements. The remainder represents personnel-related costs, which were paid by the end of the 2023 second quarter.

(3) In 2023, represents acquisition-related costs, including expenses totaling $5.6 million relating to the terminated merger agreement with Masonite, transfer taxes assessed to the Company in 2023 relating to the Anlin acquisition in the first quarter of 2023, and costs relating to the redemption of the 25% non-controlling interest in Eco, classified within selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 30, 2023. In 2022, represents costs relating to the Martin acquisition.

(4) Represents severance costs relating to the termination of the employment of our former Chief Financial Officer, which was effective close of business February 27, 2023. These costs were paid in and are classified as selling, general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 30, 2023.

(5) In 2023, represents additional cyberattack recovery costs incurred in the second quarter of 2023, classified as selling, general and administrative expense in the accompanying consolidated statement of operations for the year ended December 30, 2023. In 2022, represents cyberattack recovery costs, classified as selling, general and administrative expense in the accompanying condensed statement of operations for the three-months and year ended December 31, 2022. We previously disclosed this event by Current Report on Form 8-K, filed with the SEC on November 7, 2022, and updated the status of this event by Current Report on Form 8-K, filed with the SEC on April 6, 2023.

(6) In 2023, represents impairment charge relating to our Martin trade name classified as impairment of trade name in the accompanying consolidated statements of operations for the three-months and year ended December 30, 2023. In 2022, represents impairment charge relating to our WinDoor trade name classified as impairment of trade name in the accompanying consolidated statements of operations for the three-months and year ended December 31, 2022.

(7) Represents start-up costs relating to our previously announced Diamond Glass Thin Triple glass fabrication facility in Prince George County, Virginia, classified as selling, general and administrative expenses in the accompanying consolidated statements of operations for the three-months and year ended December 30, 2023.

(8) Represents third-party consulting costs relating to addressing certain personnel matters at our ECO facility in Medley, FL, classified as selling, general and administrative expenses in the accompanying consolidated statements of operations for the three-months and year ended December 30, 2023.

(9) Represents write-offs of property, equipment and other impaired assets, classified as selling, general and administrative expense in the accompanying consolidated statements of operations for the three-months and year ended December 31, 2022.

(10) Represents adjustments to contingent consideration associated with our Anlin Acquisition, classified as selling, general and administrative expenses in the accompanying consolidated statement of operations for the three-months and year ended December 31, 2022.

(11) Represents disruption and recovery costs caused by Hurricane Ian in late-September 2022, of which $1.1 million is classified within cost of sales, and $747 thousand is classified within selling, general and administrative expenses in the accompanying consolidated statements of operations for the year ended December 31, 2022.

(12) Represents tax gross-up payment required to be made to the non-controlling interest relating to our acquisition of Eco, which we initially estimated to be $1.5 million, but which was ultimately determined to be $1.8 million, a difference of $368 thousand, which is classified within selling, general and administrative expenses in the accompanying consolidated statements of operations for the year ended December 31, 2022.

(13) Represents additional costs relating to the relocation of our CGI Commercial business to a new location in the Miami, FL area, being shared with our Eco Enterprises entity, classified as cost of sales in the accompanying consolidated statement of operations for the year ended December 31, 2022.

(14) In 2022, represents debt extinguishment costs relating to the refinancing of our 2016 Credit Agreement and repayment, in full, of the then existing term loan, classified as debt extinguishment costs in the accompanying consolidated statement of operations for the year ended December 31, 2022.

(15) Represents costs relating to product line rationalizations and transitions, classified within cost of sales in the accompanying consolidated statement of operations for the year ended December 31, 2022.